EXHIBIT NO. 21.0
SUBSIDIARY - CERTIFICATE OF INCORPORATION (TRANSLATED) OF SUNFLOWER INDUSTRY CO.
                                      LTD.

                          The People Republic of China
                          ----------------------------


                             Corporate Legal Entity


                           BUSINESS OPERATION LICENSE

                                     (Copy)





                           Registration No. 020062-1/1
                           ---------------------------


THE CORPORATE HAS BEEN FULLY APPROVED TO REGISTERED; HAVING THE LEGAL ENTITY STATUS AND IS APPROVED TO OPERATE.

Name  of  Corporation          (Chinese)     omitted
                               (English)     SunFlower  Industry  Co.,  Ltd.
                                             (SHENYANG SHENGFA  COPPERCO., LTD.)

Address                  Kunming  Lake  Street,  Shenyang  Economic & Technology
                         Development   Zone,  PRC

Status                   Joint  Venture  with  Hong  Kong  Capital

Nature  of  Business     Copper products such as plates, belts, wires and sticks
                         etc.

Registered  Capital      RMB  4,080,000

President                Edward  LIU,  Ai  Dang

Vice  President          Paul  MENG,  Xian  Bao

General  Manager         Paul  MENG,  Xian  Bao

General  Manager         Virginia  TONG,  Zhi  Qin
Assistant                Christina  ZHANG,  Xue  Mei

Subsidiary

Date of Commencement     (From  March  1,  1992  To  February  28,  2007)
Date of Expiry           (From  March  1,  1992  To  February  28,  2007)


THE  PEOPLE  REPUBLIC  OF  CHINA
NATIONAL  BUSINESS  ADMINISTRATIVE  BUREAU

                                            /s/
                                        ----------------------------------------
                                                      Bureau Chief: Wong Ton Hou
                                                             Date March 25, 1999
                                         Date of the copy expiry (March 1, 2000)


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